Exhibit 10.1

LETTER AGREEMENT

April 1, 2021

Waddell & Reed Financial, Inc.

6300 Lamar Avenue

Overland Park, Kansas 66202

Attention: General Counsel

   Associate General Counsel

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of December 2, 2020 (the “Merger Agreement”), by and among Macquarie Management Holdings, Inc., a Delaware corporation (“Parent”), Merry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”) and (solely for purposes of Section 9.15 therein) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

In accordance with Section 2.2 of the Merger Agreement, Parent and the Company hereby agree that, notwithstanding anything to the contrary set forth in the Merger Agreement, the Closing will take place at 10:00 a.m. on the later of (a) the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver thereof at the Closing), and (b) April 30, 2021.

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If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Letter Agreement in the space provided below.

Yours faithfully,

MACQUARIE MANAGEMENT HOLDINGS, INC.

By:	/s/ Shawn K. Lytle
Name: Shawn K. Lytle
Title: President

Acknowledged and agreed as of the date first above written:

WADDELL & REED FINANCIAL, INC.

By:	/s/ Philip J. Sanders
Name: Philip J. Sanders
Title: Chief Executive Officer

[Signature page to Letter Agreement]